EXHIBIT 99.1

Media Inquiries:

Ashley Ray

(310) 824 – 9000

aray@olmsteadwilliams.com

CURE Pharmaceutical Expands Distribution of

CUREfilm Technology with First Licensing Agreement

CURE grants cannabis leader rights to its proprietary drug delivery technology in markets around the world

LOS ANGELES – September 5, 2018 - CURE Pharmaceutical (OTC: CURR), (“CURE”), an innovative drug delivery and development company, today announced that it entered into a multi-year licensing agreement for the first time with a leading international cannabis company. Under the terms of the agreement, the cannabis company will have an exclusive license to CURE’s patented, multi-layer oral thin film (OTF), CUREfilm™ technology for use with cannabis extracts and biosynthetic cannabinoids in markets around the world. The parties will collaborate on new products and indications.

“Whole plant extracted, biosynthesized and synthetic cannabinoids all hold therapeutic promise for given indications and intended uses,” said Rob Davidson, CEO and Chairman of CURE Pharmaceutical. “At CURE, we focus on synthetic cannabinoids for CUREfilm products, but with our new licensing business model, we will expand the impact and applications of our technology to these other promising approaches by partnering with an industry leader in this market.”

CURE will enable the manufacturing of CUREfilms that deliver cannabis extracts, expanding the commercialization and monetization of CUREfilm technology. CURE retains the right to manufacture synthetic cannabinoids for pharmaceutical applications.

The CUREfilm license gives the cannabis company a dosage form that is ideal for the delivery of cannabinoids. It offers increased bioavailability, ease and precision of dosing and greater palatability. Cannabinoids are chemical compounds found in plants, such as cannabis (phytocannabinoids), synthesized by cells of the human body (endocannabinoids) or synthesized in a laboratory (biosynthetic cannabinoids) that interact with the body’s endocannabinoid system. The endocannabinoid system is recognized as an important modulatory system in the function of the brain, endocrine and immune tissues.

About CURE Pharmaceutical

CURE Pharmaceutical is a vertically integrated drug delivery and development company committed to improving drug efficacy, safety and the patient experience through its proprietary drug dosage forms and delivery systems. CURE has a full-service cGMP manufacturing facility and is a pioneering developer and manufacturer of a patented and proprietary delivery system (CUREfilm™), one of the most advanced oral thin film on the market today. CURE is developing an array of products in cutting-edge delivery platforms and partners with biotech and pharmaceutical companies. CURE has positioned itself to advance numerous therapeutic categories, including the pharmaceutical cannabis sector with partnerships in the U.S., Canada, Israel and Germany, among other markets. The company’s mission is to improve people’s lives by redefining how medicines are delivered and experienced.

For more information about CURE Pharmaceutical, please visit its website at www.curepharmaceutical.com.

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Media Inquiries: Ashley Ray (310) 824 – 9000 aray@olmsteadwilliams.com

Forward-looking Statement

This press release contains forward-looking statements, which are subject to risks and uncertainties. All statements, other than statements of fact, including those statements with respect to the consummation of the asset acquisition or the benefits to be derived from the acquisition if consummated, are forward-looking statements. Forward-looking statements speak only as of the date made and are not guarantees of future events or performance. Whether or not any such forward looking statements are in fact achieved will depend upon future events, some of which are not within the control of CURE. Accordingly, actual results may vary from the projected results and such variations may be material. We undertake no obligation to publicly update or revise any forward-looking statements.

Additional information concerning the licensing agreement can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission on September 5, 2018.

CURE Public Relations Contact:

Ashley Ray

Olmstead Williams Communication

aray@olmsteadwilliams.com

P. 310-824-9000

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